Exhibit 99.1

Contact:	Norman C. Chambers
President & Chief Operating Officer
(281) 897-7788

NCI BUILDING SYSTEMS SECOND-QUARTER EARNINGS EXCEED GUIDANCE

EXPECTS MORE THAN 40% GROWTH IN THIRD-QUARTER

EARNINGS PER DILUTED SHARE

HOUSTON (May 31, 2006) – NCI Building Systems, Inc. (NYSE: NCS) today announced financial results for the second quarter ended April 30, 2006. Sales increased 31% for the quarter to $329.4 million from $250.6 million for the second quarter of fiscal 2005. Net income for the second quarter of fiscal 2006 was $11.2 million, or $0.51 per diluted share, which included a $0.02 expense related to the adoption of FAS 123(R) and a $0.03 dilutive impact from NCI’s 2.125% Convertible Senior Subordinated Notes (the “Notes”). Excluding the impact of the Notes, net income per diluted share was $0.54, compared with NCI’s guidance in a range of $0.48 to $0.53. Net income for the second quarter last year was $10.7 million, or $0.51 per diluted share. Pro forma earnings per diluted share for the second quarter last year, reflecting the impact of FAS 123 (R) had it been applicable, were $0.47.

“Our second-quarter results continued to reflect the strengthening of the nonresidential construction industry, positioning us well for stronger growth in the second half of fiscal 2006,” remarked A. R. Ginn, Chairman and Chief Executive Officer of NCI. “While we were pleased to have exceeded the high end of our earnings guidance for the second quarter, our results were generally in line with our expectations.

“Our Buildings segment drove our growth for the quarter with a 46% increase in sales to $154 million compared with the second quarter of 2005. We achieved this increase through the addition of Robertson-Ceco (“RCC”) and the shipment of large building projects. With the completion of the RCC acquisition on April 7, 2006, our Buildings segment backlog more than doubled to $383 million at the quarter’s end from $185 million at the end of the first quarter of 2006.

“NCI’s Component segment sales also grew significantly, up 20% for the second quarter to $174 million, as we continued our efforts to strengthen our market share. This increase, as well as continued growth in third-party demand, contributed to a 13% increase in Coatings segment sales for the quarter compared with the second quarter of fiscal 2005.

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10943 N. Sam Houston Parkway W. • Houston, Texas 77064

P.O. Box 692055 • Houston, Texas 77269-2055 • Telephone: (281) 897-7788 • Fax: (281) 477-9675

NCI Building Systems Reports Second-Quarter Results

May 31, 2006

“Based on our strong results for the second quarter and first half of fiscal 2006, with a 34% increase in adjusted earnings per diluted share, as well as our expectations for continued momentum in the second half of our fiscal year, we are today affirming the guidance we established on May 9, 2006, for fiscal 2006 earnings in a range of $3.50 to $3.60 per diluted share, which is up from our original guidance in a range of $3.02 to $3.27. Our guidance includes an expense of $0.10 related to the adoption of FAS 123(R) but excludes any potential share dilution related to NCI’s Notes, because that amount, if any, will be dependent upon the future price of the Company’s stock. Among the other assumptions on which this guidance is based, we expect 5% growth in square footage in the nonresidential construction industry for 2006, which, combined with the RCC acquisition, is expected to produce 25% growth in our total tons shipped for fiscal 2006. Our guidance for fiscal 2006 also assumes an increase in the weighted average cost of our steel supplies of approximately 12%, as well as an estimated income tax rate of 40%.

“Consistent with this guidance, we have today established our guidance for earnings per diluted share for the third quarter of fiscal 2006 in a range of $1.00 to $1.05, which includes an expense of $0.02 related to the adoption of FAS 123(R) but excludes any potential share dilution related to NCI’s Notes. Earnings per diluted share for the third quarter of 2005 were $0.70, and pro forma earnings per diluted share for the third quarter of 2005, reflecting the impact of FAS 123 (R) had it been applicable, were $0.66.”

Mr. Ginn concluded, “As indicated by our guidance for accelerated earnings per diluted share growth for the second half of fiscal 2006 compared with the first half, we are confident our near-term growth prospects are compelling. Longer-term, we expect to continue to leverage our position of industry leadership both to grow our sales at a rate in excess of industry growth through increased market share and to expand our profit margins through increased economies of scale and enhanced productivity and operating efficiency. In addition to our ongoing long-term initiatives to accomplish these goals, we are also focused on the multi-year opportunity to achieve synergies from the acquisition of Robertson-Ceco that, as described in detail in our press release on May 9, 2006, we expect will add a minimum of $6.0 million to our normalized annual operating income and as much as $25.0 million per annum when they are fully realized.”

NCI will provide an online, real-time webcast and rebroadcast of its conference call tomorrow to discuss this announcement. The live broadcast of this conference call will be available online at www.ncilp.com or www.earnings.com beginning at 10:30 a.m. (Eastern Time) on Thursday, June 1, 2006. The online replay will be available at approximately 12:30 p.m. (Eastern Time) and continue for one week.

This release contains forward-looking statements concerning NCI’s business and operations and industry conditions, including among others industry trends, steel pricing, growth expectations and margin expansion. These statements and other statements identified by words such as “guidance,” “potential,” “expect,” “should” and similar expressions are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause NCI’s actual performance to differ materially from that projected in

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NCI Building Systems Reports Second-Quarter Results

May 31, 2006

such statements. Among the factors that could cause actual results to differ materially are the possibility that the anticipated benefits from the RCC acquisition cannot be fully realized; the possibility that costs or difficulties related to the integration of the RCC operations into the Company’s operations will be greater than expected; industry cyclicality and seasonality; fluctuations in demand and prices for steel; the financial condition of NCI’s raw material suppliers; competitive activity and pricing pressure; ability to execute NCI’s acquisition strategy; and general economic conditions affecting the construction industry. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 29, 2005, identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. The Company operates 44 manufacturing and distribution facilities located in 17 states, as well as Mexico and Canada.

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NCI Building Systems Reports Second-Quarter Results

May 31, 2006

NCI BUILDING SYSTEMS, INC.

STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	April 30, 2006	April 30, 2005	April 30, 2006	April 30, 2005
Sales	$329,362	$250,571	$622,614	$495,810
Cost of sales	253,812	189,013	474,655	375,541

Gross profit	75,550	61,558	147,959	120,269
	22.9%	24.6%	23.8%	24.3%

Selling, general and administrative expenses	53,689	41,447	103,387	80,068

Income from operations	21,861	20,111	44,572	40,201

Interest income	1,822	1,004	4,007	1,764
Interest expense	(5,425)	(3,583)	(9,601)	(6,719)
Other income, net	107	349	532	690

Income before income taxes	18,365	17,881	39,510	35,936
Provision for income taxes	7,186	7,149	15,438	14,482

	39.1%	40.0%	39.1%	40.3%

Net income	$11,179	$10,732	$24,072	$21,454

Net income per share:
Basic	$0.55	$0.52	$1.20	$1.05
Diluted	$0.51	$0.51	$1.13	$1.03

Average shares outstanding:
Basic	20,179	20,623	20,086	20,480
Diluted	21,892	21,013	21,342	20,875

Increase in sales	31.4%		25.6%

Increase in diluted earnings per share	0.0%		9.7%

Gross profit percentage	22.9%	24.6%	23.8%	24.3%

Selling, general and administrative expenses percentage	16.3%	16.5%	16.6%	16.1%

Income from operations percentage	6.6%	8.0%	7.2%	8.1%

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NCI Building Systems Reports Second-Quarter Results

May 31, 2006

NCI BUILDING SYSTEMS, INC.

CONDENSED BALANCE SHEETS

(In thousands)

	April 30, 2006	October 29, 2005
	(Unaudited)
ASSETS
Cash and cash equivalents	$39,769	$200,716
Accounts receivable, net	139,752	110,094
Inventories	154,323	113,421
Deferred income taxes	22,760	15,470
Prepaid expenses	7,579	2,963

Total current assets	364,183	442,664

Property and equipment, net	245,450	185,278

Goodwill	609,693	339,157
Other assets	60,214	23,120

Total assets	$1,279,540	$990,219

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of long-term debt	$5,044	$2,000
Accounts payable	76,753	55,874
Accrued expenses	88,265	91,739

Total current liabilities	170,062	149,613

Long-term debt	570,447	371,000
Deferred income taxes	48,475	25,462
Pension liability	10,640	—

Shareholders’ equity	479,916	444,144

Total liabilities and shareholders’ equity	$1,279,540	$990,219

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NCI Building Systems Reports Second-Quarter Results

May 31, 2006

NCI BUILDING SYSTEMS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Six Months Ended
	April 30, 2006	April 30, 2005
Net income	$24,072	$21,454
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,416	11,609
Stock-based compensation expense	4,033	1,657
(Gain) loss on sale of fixed assets	(30)	109
Inventory obsolescence	(85)	129
Provision for doubtful accounts	1,632	163
Deferred income tax benefit	(1,532)	—
Decrease in current assets	4,949	34,327
Decrease in current liabilities	(40,880)	(21,901)

Net cash provided by operating activities	5,575	47,547

Cash flows from investing activities:
Acquisitions	(361,653)	(27,145)
Capital expenditures	(9,632)	(7,796)
Other	(1,187)	(221)

Net cash used in investing activities	(372,472)	(35,162)

Cash flows from financing activities:
Proceeds from stock option exercises	5,279	4,410
Excess tax benefits from stock-based compensation arrangements	3,164	—
Issuance of convertible debt	—	180,000
Issuance of long-term debt	200,000	—
Net payments on revolving lines of credit	—	(16,700)
Payments on long-term debt	(1,004)	(6,000)
Payment of refinancing costs	(519)	(4,639)
Purchase of treasury stock	(970)	—

Net cash provided by financing activities	205,950	157,071

Net increase (decrease) in cash	(160,947)	169,456

Cash at beginning of period	200,716	8,222

Cash at end of period	$39,769	$177,678

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NCI Building Systems Reports Second-Quarter Results

May 31, 2006

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

(Unaudited)

(In thousands)

	Three Months Ended April 30, 2006		Three Months Ended April 30, 2005		$ Inc/(Dec)	% Change
		% of Total Sales		% of Total Sales
Sales:
Metal components	$174,078	53	$145,146	58	$28,932	20%
Engineered building systems	154,489	47	105,709	42	48,780	46%
Metal coil coating	61,055	19	54,193	22	6,862	13%
Intersegment sales	(60,260)	(18)	(54,477)	(22)	(5,783)	11%

Total net sales	$329,362	100	$250,571	100	$78,791	31%

		% of Sales		% of Sales
Operating income:
Metal components	$18,324	11	$17,717	12	$607	3%
Engineered building systems	10,149	7	9,272	9	877	9%
Metal coil coating	5,564	9	3,622	7	1,942	54%
Corporate	(12,176)	—	(10,500)	—	(1,676)	16%

Total operating income (% of sales)	$21,861	7	$20,111	8	$1,750	9%

	Six Months Ended April 30, 2006		Six Months Ended April 30, 2005		$ Inc/(Dec)	% Change
		% of Total Sales		% of Total Sales
Sales:
Metal components	$348,897	56	$284,552	57	$64,345	23%
Engineered building systems	273,314	44	204,639	41	68,675	34%
Metal coil coating	124,356	20	106,900	22	17,456	16%
Intersegment sales	(123,953)	(20)	(100,281)	(20)	(23,672)	24%

Total net sales	$622,614	100	$495,810	100	$126,804	26%

		% of Sales		% of Sales
Operating income:
Metal components	$39,540	11	$34,170	12	$5,370	16%
Engineered building systems	19,990	7	17,049	8	2,941	17%
Metal coil coating	9,986	8	8,107	8	1,879	23%
Corporate	(24,944)	—	(19,125)	—	(5,819)	30%

Total operating income (% of sales)	$44,572	7	$40,201	8	$4,371	11%

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NCI Building Systems Reports Second-Quarter Results

May 31, 2006

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND OTHER NONCASH ITEMS (“ADJUSTED EBITDA”)

(Unaudited)

(In thousands)

	Trailing 12 Months
	April 30, 2006	April 30, 2005
Net income	$58,569	$52,883
Add:
Provision for income taxes	41,218	34,941
Interest expense	17,021	12,859
Depreciation and amortization	25,922	23,123
401(k) noncash contributions	907	6,020
Loss on debt refinancing	—	9,879
Non-cash FAS 123(R)	6,060	2,340

Adjusted EBITDA (1)	$149,697	$142,045

(1)	The Company discloses adjusted EBITDA, which is a non-GAAP measure, because it is a widely accepted financial indicator in the metal construction industry of a company’s profitability, ability to finance its operations, and meet its growth plans. This measure is also used by NCI internally to make acquisition and investment decisions. Adjusted EBITDA is calculated based on the terms contained in the Company’s credit agreement. Results of operations of businesses acquired are included in this measure for periods subsequent to the acquisition and are not included on a pro forma basis. Adjusted EBITDA should not be considered in isolation or as a substitute for net income determined in accordance with generally accepted accounting principles in the United States.

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NCI Building Systems Reports Second-Quarter Results

May 31, 2006

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

“ADJUSTED” EARNINGS PER SHARE COMPARISON

(Unaudited)

	Fiscal Three Months Ended
	April 30, 2006		April 30, 2005
Earnings per diluted share, excluding impact of FAS 123R	$0.53		$0.51	(1)
FAS 123R Expense	(0.02)		(0.04	)(2)

Earnings per diluted share, including impact of FAS 123R	$0.51	(1)	$0.47
Effect of convertible notes	$0.03	(3)	—

“Adjusted” diluted earnings per share (A)	$0.54		$0.47

	Fiscal Six Months Ended
	April 30, 2006		April 30, 2005
Earnings per diluted share, excluding impact of FAS 123R	$1.18		$1.03	(1)
FAS 123R Expense	(0.05)		(0.09	)(2)

Earnings per diluted share, including impact of FAS 123R	$1.13	(1)	$0.94
Effect of convertible notes	0.05	(3)	—
Gain on health care cost	—		(0.06	) (4)

“Adjusted” diluted earnings per share (A)	$1.18		$0.88

(A)	The company discloses a tabular comparison of “Adjusted” earnings per diluted share, which is a non-GAAP measure because it is referred to in the text of our press releases and is instrumental in comparing the results from period to period. “Adjusted” earnings per share should not be considered in isolation or as a substitute for earnings per share as reported on the face of our statement of income.
(1)	Earnings per diluted share, GAAP basis
(2)	Pro forma share-based compensation expense, as if the company had adopted FAS 123R in 2005
(3)	Dilutive impact of the Company’s convertible notes as if they were converted during the period.
(4)	In the first quarter of 2005, the Company recognized a benefit related to health care costs which did not occur in 2006.

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